PacBio Announces Second Quarter 2025 Financial Results
MENLO PARK, Calif., August 07, 2025 (GLOBE NEWSWIRE) – PacBio (NASDAQ: PACB) today announced financial results for the quarter ended June 30, 2025.
Second quarter results:

	Q2 2025	Q2 2024
Revenue	$39.8 million	$36.0 million
Instrument revenue	$14.2 million	$14.7 million
Consumable revenue	$18.9 million	$17.0 million
Service and other revenue	$6.7 million	$4.3 million
RevioTM systems	15	24
VegaTM systems	38	—
Annualized Revio pull-through per system	~$219,000	~$251,000
Cash, cash equivalents, and investments	$314.7 million	$509.8 million
Gross margin, operating expenses, net loss, and net loss per share are reported on a GAAP and non-GAAP basis. The non-GAAP measures are described below and reconciled to the corresponding GAAP measures at the end of this release.
GAAP gross profit for the second quarter of 2025 was $14.7 million compared to $5.9 million for the second quarter of 2024. Non-GAAP gross profit for the second quarter of 2025 was $15.2 million compared to $13.2 million for the second quarter of 2024 and a non-GAAP gross margin of 38% in the second quarter of 2025 compared to 37% for the second quarter of 2024.
GAAP operating expenses totaled $59.5 million for the second quarter of 2025, compared to $181.8 million for the second quarter of 2024. Non-GAAP operating expenses totaled $58.1 million for the second quarter of 2025, compared to $71.0 million for the second quarter of 2024. GAAP and non-GAAP operating expenses for the second quarter of 2025 and the second quarter of 2024 included non-cash share-based compensation of $11.0 million and $16.1 million, respectively.
GAAP net loss for the second quarter of 2025 was $41.9 million, compared to $173.3 million for the second quarter of 2024. Non-GAAP net loss for the second quarter of 2025 was $40.0 million, compared to $55.2 million for the second quarter of 2024.
GAAP net loss per share for the second quarter of 2025 was $0.14, compared to $0.64 for the second quarter of 2024. Non-GAAP net loss per share for the second quarter of 2025 was $0.13, compared to $0.20 for the second quarter of 2024.
Updates since PacBio's last earnings release
•Published the Platinum Pedigree benchmark in Nature Methods, the most known comprehensive family-based variant dataset to date, developed using PacBio HiFi sequencing. The benchmark improves AI-based variant calling accuracy and establishes a new standard for evaluating complex genomic variation.
•Joined the 1000 Genomes Long Read Project to contribute isoform-level transcriptome sequencing using the Kinnex RNA kit and Revio long-read sequencing system, expanding access to full-length isoform data across diverse populations.
•Expanded distribution in China through a new agreement with Haorui Gene, providing access to clinical lab networks and supporting the use of PacBio HiFi sequencing in clinical and research settings, with a focus on transfusion medicine and hematology.
•HiFi sequencing powered the first Arab human pangenome, enabling a more comprehensive understanding of genetic diversity in Middle Eastern populations and demonstrating the power of PacBio technology in large-scale population genomics.

“PacBio returned to both sequential and year-over-year revenue growth in the second quarter, while also continuing to reduce operating expenses and cash burn,” said Christian Henry, President and Chief Executive Officer. “This performance reflects solid execution across the company, from disciplined cost management to growing adoption of our HiFi sequencing platforms. We’re especially encouraged by Revio’s momentum in clinical settings and Vega’s continued expansion into new markets. With our focus on innovation and operational efficiency, we believe PacBio is well-positioned for sustainable growth.”
Quarterly Conference Call Information
Management will host a quarterly conference call today at 5:00 p.m. Eastern Time to review financial results for the second quarter ended June 30, 2025. Investors can access the call by dialing 1-888-349-0136 (or 1-412-317-0459 for international callers) and requesting to join the “PacBio Q2 Earnings Call". The call will be webcast live and available for replay at PacBio's website at https://investor.pacificbiosciences.com.
About PacBio
PacBio (NASDAQ: PACB) is a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technologies, which include our HiFi long-read sequencing, address solutions across a broad set of research applications including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.
PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.
Statement regarding use of non‐GAAP financial measures
PacBio reports non‐GAAP results for basic net income and loss per share, net income, net loss, gross margins, gross profit (loss) and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. PacBio believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of PacBio’s non-GAAP financial measures as tools for comparison.
PacBio's financial measures under GAAP include substantial charges that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. PacBio excludes recurring charges from its non-GAAP financial statements, including amortization of intangible assets and changes in fair value of contingent consideration, and further excludes infrequent and limited charges including impairment charges, restructuring related expenses for discrete restructuring events and benefits from income taxes.
Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare PacBio’s performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.
PacBio encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of PacBio’s non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release. PacBio is unable to reconcile future-looking non-GAAP guidance included in this press release without unreasonable effort because certain items that impact this measure are out of PacBio's control and/or cannot be reasonably predicted at this time.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements relating to PacBio’s cost-saving plans and initiatives as well as the expected financial impact and timing of these plans and initiatives; PacBio’s financial guidance and expectations for future periods; continued reception of PacBio’s products and their expansion into new or existing markets; developments affecting our industry and the markets in which we compete, including the impact of new products and technologies and tariffs; anticipated future customer use of our products; and the availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies. Reported results and orders for any instrument system should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including, but not limited to, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; potential cancellation of existing instrument orders; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; risks related to PacBio's ability to successfully execute and realize the benefits of acquisitions; the impact of new, increased or enhanced tariffs and export restrictions; rapidly changing technologies and extensive competition in genomic sequencing; unanticipated increases in costs or expenses; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; potential product performance and quality issues and potential delays in development timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities using PacBio's products; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; risks associated with international operations; and other risks associated with general macroeconomic conditions and geopolitical instability. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.
The unaudited condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.
Contacts
Investors:
Todd Friedman
ir@pacb.com
Media:
pr@pacb.com

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended
(in thousands, except per share amounts)	June 30, 2025	March 31, 2025	June 30, 2024
Revenue:
Product revenue	$33,083	$31,113	$31,746
Service and other revenue	6,683	6,040	4,267
Total revenue	39,766	37,153	36,013
Cost of Revenue:
Cost of product revenue (1)	20,022	26,333	23,083
Cost of service and other revenue	4,853	3,778	3,366
Amortization of acquired intangible assets	183	4,345	2,628
Loss on purchase commitment (1)	24	4,068	998
Total cost of revenue	25,082	38,524	30,075
Gross profit (loss)	14,684	(1,371)	5,938
Operating Expense:
Research and development (1)	22,529	29,053	38,485
Sales, general and administrative (1)	36,175	40,168	45,877
Impairment charges (2)	—	15,000	93,200
Amortization of acquired intangible assets (3)	833	362,042	4,222
Change in fair value of contingent consideration (4)	—	(18,700)	—
Total operating expense	59,537	427,563	181,784
Operating loss	(44,853)	(428,934)	(175,846)
Interest expense	(1,738)	(1,737)	(3,542)
Other income, net	4,696	4,294	6,069
Loss before income taxes	(41,895)	(426,377)	(173,319)
Income tax provision (benefit)	35	(302)	—
Net loss	$(41,930)	$(426,075)	$(173,319)

Net loss per share:
Basic	$(0.14)	$(1.44)	$(0.64)
Diluted	$(0.14)	$(1.44)	$(0.64)

Weighted average shares outstanding used in calculating net loss per share:
Basic	300,162	296,858	272,385
Diluted	300,162	296,858	272,385
(1)Balances include restructuring costs. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(2)In-process research and development ("IPR&D") impairment charge during the three months ended March 31, 2025 was driven primarily by macroeconomic factors and restructuring initiatives, including the focus on long-read innovation, resulting in changes to the timing and amounts of cash flows. Goodwill impairment charge during the three months ended June 30, 2024 was related to a sustained decrease in the Company's share price, among other factors.
(3)Balance for the three months ended March 31, 2025 includes accelerated amortization of acquired intangible assets related to restructuring initiatives. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(4)Change in fair value of contingent consideration for the three months ended March 31, 2025 was due to fair value adjustments of a milestone payment payable upon the achievement of a milestone event.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
(in thousands, except per share amounts)	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenue:
Product revenue	$33,083	$31,746	$64,196	$66,755
Service and other revenue	6,683	4,267	12,723	8,068
Total revenue	39,766	36,013	76,919	74,823
Cost of Revenue:
Cost of product revenue (1)	20,022	23,083	46,355	45,530
Cost of service and other revenue	4,853	3,366	8,631	7,104
Amortization of acquired intangible assets	183	2,628	4,528	3,971
Loss on purchase commitment (1)	24	998	4,092	998
Total cost of revenue	25,082	30,075	63,606	57,603
Gross profit	14,684	5,938	13,313	17,220
Operating Expense:
Research and development (1)	22,529	38,485	51,582	81,940
Sales, general and administrative (1)	36,175	45,877	76,343	89,630
Impairment charges (2)	—	93,200	15,000	93,200
Amortization of acquired intangible assets (3)	833	4,222	362,875	9,728
Change in fair value of contingent consideration (4)	—	—	(18,700)	(70)
Total operating expense	59,537	181,784	487,100	274,428
Operating loss	(44,853)	(175,846)	(473,787)	(257,208)
Interest expense	(1,738)	(3,542)	(3,475)	(7,117)
Other income, net	4,696	6,069	8,990	12,828
Loss before income taxes	(41,895)	(173,319)	(468,272)	(251,497)
Income tax provision (benefit)	35	—	(267)	—
Net loss	$(41,930)	$(173,319)	$(468,005)	$(251,497)

Net loss per share:
Basic	$(0.14)	$(0.64)	$(1.57)	$(0.93)
Diluted	$(0.14)	$(0.64)	$(1.57)	$(0.93)

Weighted average shares outstanding used in calculating net loss per share:
Basic	300,162	272,385	298,519	270,982
Diluted	300,162	272,385	298,519	270,982
(1)Balances include restructuring costs. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(2)In-process research and development ("IPR&D") impairment charge during the six months ended June 30, 2025 was driven primarily by macroeconomic factors and restructuring initiatives, including the focus on long-read innovation, resulting in changes to the timing and amounts of cash flows. Goodwill impairment charge during the three and six months ended June 30, 2024 was related to a sustained decrease in the Company's share price, among other factors.
(3)Balance for the six months ended June 30, 2025 includes accelerated amortization of acquired intangible assets related to restructuring initiatives. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(4)Change in fair value of contingent consideration during the six months ended June 30, 2025 and 2024 was due to fair value adjustments of milestone payments payable upon the achievement of the respective milestone event.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Balance Sheets

(in thousands)	June 30, 2025	December 31, 2024
Assets
Cash and investments	$314,735	$389,931
Accounts receivable, net	32,257	27,524
Inventory, net	53,839	58,755
Prepaid expenses and other current assets	12,266	18,781
Property and equipment, net	23,102	30,505
Operating lease right-of-use assets, net	43,504	16,091
Restricted cash	1,832	2,222
Intangible assets, net	17,163	389,572
Goodwill	317,761	317,761
Other long-term assets	9,011	9,305
Total Assets	$825,470	$1,260,447

Liabilities and Stockholders' Equity
Accounts payable	$15,055	$16,590
Accrued expenses	26,541	22,595
Deferred revenue	20,572	19,764
Operating lease liabilities	52,785	24,940
Contingent consideration liability	—	18,700
Convertible senior notes, net	646,436	647,494
Other liabilities	2,592	3,770
Stockholders' equity	61,489	506,594
Total Liabilities and Stockholders' Equity	$825,470	$1,260,447

Pacific Biosciences of California, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Six Months Ended
(in thousands, except per share amounts)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
GAAP net loss	$(41,930)	$(426,075)	$(173,319)	$(468,005)	$(251,497)
Change in fair value of contingent consideration (1)	—	(18,700)	—	(18,700)	(70)
Impairment charges (2)	—	—	93,200	—	93,200
Amortization of acquired intangible assets	1,016	7,128	6,850	8,144	13,699
Income tax benefit (3)	—	(546)	—	(546)	—
Restructuring (4)	963	393,788	18,028	394,751	18,028
Non-GAAP net loss	$(39,951)	$(44,405)	$(55,241)	$(84,356)	$(126,640)

GAAP basic net loss per share	$(0.14)	$(1.44)	$(0.64)	$(1.57)	$(0.93)
Change in fair value of contingent consideration (1)	—	(0.06)	—	(0.06)	—
Impairment charges (2)	—	—	0.34	—	0.34
Amortization of acquired intangible assets	—	0.02	0.03	0.03	0.05
Restructuring (4)	—	1.33	0.07	1.32	0.07
Other adjustments and rounding differences	0.01	—	—	—	—
Non-GAAP basic net loss per share	$(0.13)	$(0.15)	$(0.20)	$(0.28)	$(0.47)

GAAP gross profit (loss)	$14,684	$(1,371)	$5,938	$13,313	$17,220
Amortization of acquired intangible assets	183	4,345	2,628	4,528	3,971
Restructuring (4)	348	12,027	4,650	12,375	4,650
Non-GAAP gross profit	$15,215	$15,001	$13,216	$30,216	$25,841

GAAP gross profit (loss) %	37%	(4)%	16%	17%	23%

Non-GAAP gross profit %	38%	40%	37%	39%	35%

GAAP total operating expense	$59,537	$427,563	$181,784	$487,100	$274,428
Change in fair value of contingent consideration (1)	—	18,700	—	18,700	70
Impairment charges (2)	—	—	(93,200)	—	(93,200)
Amortization of acquired intangible assets	(833)	(2,783)	(4,222)	(3,616)	(9,728)
Restructuring (4)	(615)	(381,761)	(13,378)	(382,376)	(13,378)
Non-GAAP total operating expense	$58,089	$61,719	$70,984	$119,808	$158,192
(1)Change in fair value of contingent consideration during the three months ended March 31, 2025 and six months ended June 30, 2025 and 2024 was due to fair value adjustments of milestone payments payable upon the achievement of the respective milestone event.
(2)Goodwill impairment charge during the three and six months ended June 30, 2024 was related to a sustained decrease in the Company's share price, among other factors.
(3)A deferred income tax benefit during the three months ended March 31, 2025 and six months ended June 30, 2025 is primarily related to the change in the deferred tax liability balance resulting from the accelerated amortization of acquired intangible assets and impairment of IPR&D.
(4)Restructuring costs related to the 2025 plan during the three months ended March 31, 2025 and June 30, 2025 and six months ended June 30, 2025 consist primarily of costs included in cost of revenue related to excess inventory and purchase commitment losses, as well as costs included in operating expenses related to employee separation, accelerated depreciation, IPR&D impairment, and accelerated amortization of acquired intangibles.
Restructuring costs related to the 2024 plan during the three and six months ended June 30, 2024 consist primarily of employee separation costs, accelerated amortization and depreciation for right-of-use assets, leasehold improvements, and furniture and fixtures relating to the abandonment of the San Diego office, including charges for excess inventory due to a decrease in internal demand relating to the expense reduction initiatives during the three months ended June 30, 2024.